                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 30th day of September, 1996, is entered into by and between Scott F. Hartman ("Executive") and NovaStar Financial, Inc., a Maryland corporation ("Company"), and is effective as of and conditioned upon the completion of the Company's private placement of up to 3,333,333 Units, each Unit consisting of one share of Class A Convertible Preferred Stock and One Stock Purchase Warrant.

     The Company desires to establish its right to the continued services of the Executive, in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions.

     In consideration of the mutual agreements hereinafter set forth, the Executive and the Company have agreed and do hereby agree as follows:

     1.   EMPLOYMENT BY THE COMPANY.  The Company does hereby employ, engage and
          -------------------------
hire the Executive as Chairman of the Board and Chief Executive Officer of the Company, and the Executive does hereby accept and agree to such hiring, engagement and employment. The Executive's duties shall be such executive and managerial duties as the Board of Directors of the Company or its subsidiaries shall from time to time prescribe and as provided in the bylaws of the Company. The terms of this Agreement shall be subject to the personnel policies of the Company as determined by the Board of Directors from time to time, except to the extent that any such policy would have a material adverse effect on the rights of the Executive under the terms of this Agreement. The Executive shall devote such time, energy and skill to the performance of his duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company's business. Furthermore, the Executive shall exercise due diligence and care in the performance of his duties to the Company under this Agreement.

     2.   TERM OF AGREEMENT.  The term ("Term") of this Agreement shall commence
          -----------------
on the date of the closing of the private placement referred to above (the "Effective Date") and shall continue through December 31, 2001; provided, however, that on each December 31 commencing December 31, 1997 the Term of the Agreement shall automatically be extended for one additional year unless, not later than three months prior to any such December 31, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement.

     3.   COMPENSATION.

          (a) BASE SALARY.  The Company shall pay the Executive, and the
              -----------
Executive agrees to accept from the Company, in payment for his services to the Company beginning on the Effective Date, a base salary at the rate per annum to be determined by the Compensation Committee of the Board of Directors and provided to the Executive in writing ("Base Salary"), which is subject to change upon thirty (30) days' notice and shall initially be set at One Hundred Twenty Thousand Dollars ($120,000.00) until the closing of a firm commitment underwritten initial public offering of the Common Stock resulting in aggregate gross proceeds to the Company of at least $20 million and at a price per share of at least $15.00 or such lesser amount of proceeds and/or lower price per share as may be approved by two-thirds of the Preferred Stock (a "Qualified IPO"), when said Base Salary shall be increased to One Hundred Eighty-Five Thousand Dollars ($185,000.00). Base Salary is payable in equal biweekly installments or at such other time or times as the Executive and Company agree.

          (b) PERFORMANCE BONUS - BOARD OF DIRECTORS DISCRETION.  The Executive
              -------------------------------------------------
shall be eligible to receive an incentive performance bonus in accordance with the Bonus Incentive Compensation Plan established by the Company, which, during the initial Term of this Agreement, shall substantially reflect the provisions set forth in Exhibit A. Except as provided in Section 7, any such bonus awarded to the Executive shall be payable in the amount, in the manner and at the time determined by the Compensation Committee of the Company's Board of Directors in its sole and absolute discretion.

          (c) ANNUAL REVIEW.  The Compensation Committee of the Company's Board
              -------------
of Directors shall, at least annually, review the Executive's entire compensation package to determine whether it continues to meet the Company's compensation objectives. Such annual review will include a determination of (i) whether to increase the Base Salary set forth in Section 3(a) and (ii) the incentive performance bonus to be awarded in accordance with Section 3(b).

          (d) UNITS ACQUIRED WITH FORGIVABLE DEBT.  Executive will acquire Units
              -----------------------------------
in the Company's private placement with a promissory note to the Company which is forgivable during the initial term of this Agreement in accordance with the terms of such note which shall substantially reflect the provisions set forth in Exhibit B.

     4.   FRINGE BENEFITS.  The Executive shall be entitled to participate in
          ---------------
any benefit programs adopted from time to time by the Company for the benefit of its executive employees at an appropriate level for the duties of the officer, and the Executive shall be entitled to receive such other fringe benefits as may be granted from time to time by the Company's Board of Directors or its Compensation Committee.

          (a) BENEFIT PLANS.  The Executive shall be entitled to participate in
              -------------
any benefit plans relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits available to other executive employees of the Company at an appropriate level for the duties of the office, subject to any restrictions (including waiting periods) specified in such plans. The Company shall make commercially reasonable efforts to obtain medical and disability insurance, and such other forms of insurance as the Board of Directors shall determine, for its employees.

          (b) VACATION.  The Executive shall be entitled to four (4) weeks of
              --------
paid vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

     5.   BUSINESS EXPENSES.  The Company shall reimburse the Executive for any
          -----------------
and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by the Executive on behalf of the Company.

     6.   TERMINATION OF EXECUTIVE'S EMPLOYMENT.

          (a) DEATH.  If the Executive dies while employed by the Company, his
              -----
employment shall immediately terminate. The Company's obligation to pay the Executive's Base Salary shall cease as of the date of Executive's death. Thereafter, Executive's beneficiaries or his estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect.

          (b)  DISABILITY.
               ----------

          (i) If, as a result of the Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, the Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which the Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay the Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Subsequent to such termination, the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (ii) If, however, as a result of the Executive's partial incapacity due to physical or mental illness in which Executive shall not have been absent from his duties for six consecutive months and shall have returned to work on a full-time basis but is not able to perform at the same level as when hired and/or is not able to perform the same functions for which originally hired ("Partial Disability"), the Company shall make reasonable efforts to accommodate the Executive's Partial Disability by modifying his job description appropriately, together with a commensurate adjustment in compensation; provided, however, the Company shall be required to so continue the employment of the Executive in the event of a Partial Disability of the Executive only if the Company determines, in its sole discretion, that it can create a position for which the Executive would be suited and that would be economically advantageous to the Company.

          (c) TERMINATION BY THE COMPANY FOR CAUSE.  The Company may terminate
              ------------------------------------
the Executive's employment under this Agreement for "Cause," at any time prior to expiration of the Term of the Agreement, only in the event of (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Executive in respect of his fiduciary obligations or otherwise relating to the business of the Company, (ii) the Executive's material breach of this Agreement, or (iii) the Executive's conviction or entry of a plea of nolo contendre for fraud, misappropriation or embezzlement. In such a case, the Executive's employment under this Agreement may be terminated immediately without any advance written notice, and the Company's obligation to pay the Executive's Base Salary, any bonus and fringe benefits will cease as of the termination date.

          (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON.  The Executive shall
              --------------------------------------------
have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

              (i) A reduction in title and/or compensation of the Executive or the assignment of duties to the Executive not consistent with those of an executive of the Company, except in connection with the Company's termination of the Executive's employment for Cause pursuant to Section 6(c) or as otherwise expressly contemplated herein;

              (ii) The Company's material breach of any of the provisions of this Agreement, including, but not limited to, a reduction by the Company in the Executive's Base Salary in effect as of the Effective Date; or a change in the conditions of the Executive's employment (e.g., including, without limitation, a
                                          ----
failure by the Company to provide the Executive with incentive compensation and benefits plans that provide benefits and the opportunity to obtain incentive compensation, in each case comparable to those available under benefits programs in effect as of the Effective Date and at an appropriate level for the duties of the officer, etc.); or

              (iii) The relocation of the Company's principal executive offices to a location more than fifty (50) miles from its location as of the Effective Date or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for requiring travel on the Company's business to an extent substantially consistent with the Executive's duties hereunder.

The Executive agrees to provide the Company with thirty (30) days' prior written notice of any termination for Good Reason.

          (e) TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON.  The Executive
              ------------------------------------------------
may at any time during the Term of this Agreement terminate his employment hereunder for any reason or no reason by giving the Company notice in writing not less than one hundred twenty (120) days in advance of such termination. Except as may be provided in Section 9, the Executive shall have no further obligations to the Company after the effective date of termination, as set forth in the notice. Notwithstanding the foregoing, in the event any "person" (as defined in Section 8 below) begins a tender or exchange offer, circulates a proxy to shareholders or takes other steps to effect a Change of Control, the Executive agrees that he will not voluntarily leave the employ of the Company, and will render services to the Company commensurate with his position, until such "person" has abandoned or terminated efforts to effect a Change of Control or until a Change of Control has occurred. In the event of a termination by the Executive under this paragraph, the Company will pay only the portion of Base Salary or previously awarded bonus unpaid as of the termination date. Fringe benefits which have accrued and/or vested on the termination date will continue in effect according to their terms, but no additional accrual or vesting will take place.

     7.A. COMPENSATION UPON TERMINATION BY THE COMPANY AFTER CHANGE IN CONTROL
          --------------------------------------------------------------------
OTHER THAN FOR CAUSE, OR BY THE EXECUTIVE FOR GOOD REASON.  If the Executive's
---------------------------------------------------------
employment shall be terminated after a Change in Control as defined in Section 8
(i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, the Executive shall be entitled to the following benefits:

          (a) PAYMENT OF UNPAID BASE SALARY.  The Company shall immediately pay
              -----------------------------
the Executive any portion of the Executive's Base Salary or previously awarded Bonus not paid prior to the termination date.

          (b) SEVERANCE PAYMENT.  The Company shall pay the Executive an amount
              -----------------
(the "Severance Amount") equal to three times the Executive's combined current year Base Salary and actual bonus compensation for the preceding fiscal year; provided, however, the severance amount shall not be less then Three Hundred Sixty Thousand Dollars ($360,000.00) nor more (once the minimum is reached) than one percent (1.0%) of the book value of the Company (i.e., the amount reported
                                                     ----
on the Company's balance sheet prepared in accordance with generally accepted accounting principles as stockholders' equity). The Severance Amount shall be payable fifty percent (50%) within five (5) days after the termination date and the remaining fifty percent (50%) shall be payable in twelve (12) equal consecutive monthly installments beginning on the first day of the month following the termination date.

          (c) IMMEDIATE VESTING OF STOCK OPTIONS.  The Company shall take all
              ----------------------------------
appropriate action to ensure that all stock options on the Company's stock owned by the Executive as of the Effective Date and which have not been exercised prior to the termination date become immediately exercisable by the Executive, whether or not the right to exercise such stock options would otherwise then be vested in the Executive. The provisions of this Section 7(c) shall constitute an amendment to any existing stock option agreements of the Company as of the Effective Date. All other stock options owned by the Executive as of the termination date shall be exercisable in accordance with the Company's stock option plan and the applicable stock option agreements.

          (d) CONTINUATION OF FRINGE BENEFITS.  From and after termination of
              -------------------------------
the Executive's employment, the Company shall continue to provide the Executive with all life insurance and medical coverage fringe benefits set forth in
Section 4 as if the Executive's employment under the Agreement had not been terminated until the earlier to occur of (i) such time as the Executive finds full-time employment or (ii) the expiration of three years. Notwithstanding the immediately preceding sentence, if, as the result of termination of the Executive's employment, the Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one of the Company's benefit plans or the cost of providing such benefits exceeds two hundred percent (200%) of the cost of providing such benefits to other members of senior management, the Company, at the Company's option, shall (i) continue to provide the Executive and his eligible dependents or beneficiaries with benefits at a level at least equivalent to the level of benefits for which the Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the termination date or (ii) for any fringe benefit not so provided, the Company shall pay the Executive 200% of the cost of providing such fringe benefit to other members of senior management.

     7.B. COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, OR
          ---------------------------------------------------------------------
BY THE EXECUTIVE FOR GOOD REASON.  If the Executive's employment shall be
--------------------------------
terminated either (i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, the Executive shall be entitled to the following benefits:

          (a) PAYMENT OF UNPAID BASE SALARY.  The Company shall immediately pay
              -----------------------------
the Executive any portion of the Executive's Base Salary or previously awarded Bonus not paid prior to the termination date.

          (b) SEVERANCE PAYMENT.  The Company shall pay the Executive an amount
              -----------------
(the "Severance Amount") equal to the Executive's combined current year Base Salary and actual bonus compensation for the preceding fiscal year; provided, however, the severance amount shall not be less than One Hundred Twenty Thousand Dollars ($120,000.00) nor more (once the minimum is reached) than one percent (1.0%) of the book value of the Company (i.e., the amount reported on the
                                         ----
Company's balance sheet prepared in accordance with generally accepted accounting principles as stockholders' equity). The Severance Amount shall be payable immediately upon the termination date.

          (c) STOCK OPTIONS.  Stock options owned by the Executive as of the
              -------------
termination date shall be exercisable in accordance with the Company's stock option plan and the applicable stock option agreements.

          (d) CONTINUATION OF FRINGE BENEFITS.  From and after termination of
              -------------------------------
the Executive's employment, the Company shall continue to provide the Executive with all life insurance and medical coverage fringe benefits set forth in
Section 4 as if the Executive's employment under the Agreement had not been terminated until the earlier to occur of (i) such time as the Executive finds full-time employment or (ii) the expiration of one (1) year. Notwithstanding the immediately preceding sentence, if, as the result of termination of the Executive's employment, the Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one of the Company's benefit plans or the cost of providing such benefits exceeds two hundred percent (200%) of the cost of providing such benefits to other members of senior management, the Company, at the Company's option, shall (i) continue to provide the Executive and his eligible dependents or beneficiaries with benefits at a level at least equivalent to the level of benefits for which the Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the termination date or (ii) for any fringe benefit not so provided, the Company shall pay the Executive 200% of the cost of providing such fringe benefit to other members of senior management.

     7.C. NO MITIGATION REQUIRED; NO OTHER ENTITLEMENT TO BENEFITS UNDER
          --------------------------------------------------------------
AGREEMENT.  The Executive shall not be required in any way to mitigate the
---------
amount of any payment provided for in this Section 7, including, but not limited to, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Executive as a result of employment with another employer after the termination date of employment, or otherwise. Except as set forth in this Section 7, following a termination governed by this Section 7, the Executive shall not be entitled to any other compensation or benefits set forth in this Agreement, except as may be separately negotiated by the parties and approved by the Board of Directors of the Company in writing in conjunction with the termination of Executive's employment under this Section 7.

     8.   CHANGE IN CONTROL.  A "Change in Control" shall be deemed to have
          -----------------
occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied.

          (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company; any trustee or other fiduciary holding securities under an Executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 25% of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section), (i) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof; or

          (c) The shareholders of the Company approve a merger or consolidation of the Company with other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an Executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     9.   NONCOMPETITION PROVISIONS.
          -------------------------

          (a) NONCOMPETITION.  The Executive agrees that during the Term of this
              --------------
Agreement prior to any termination of his employment hereunder and for a period of twelve (12) months following either (i) the occurrence of any event entitling the Executive to Benefit Payments according to the provisions of Section 7.A, provided the Company makes all such payments when due, or (ii) a resignation by the Executive other than for Good Reason, he will not directly or indirectly, without the prior written consent of the Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange or the NASDAQ National Market System), partner, or other equity holder with, or as an officer, director or employee of, any other subprime real estate lender or any real estate investment trust whose business strategy is competitive with that of the Company, as determined by a majority of the Company's independent directors ("Competing Business"). It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement.

          (b) RIGHT TO COMPANY MATERIALS.  The Executive agrees that all styles,
              --------------------------
designs, lists, materials, books, files, reports, correspondence, records and other documents ("Company Materials") used, prepared or made available to the Executive, shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

          (c) SOLICITING EXECUTIVES.  The Executive promises and agrees that
              ---------------------
during the noncompetition period defined in paragraph (a) he will not directly or indirectly solicit any of the Company executives or employees to work for any Competing Business.

     10.  NOTICES.  All notices and other communications under this Agreement
          -------
shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

     If to Company:                 NovaStar Financial, Inc.
                                    Attn:  Board of Directors
                                    1900 West 47th Place, Suite 205
                                    Westwood, KS  66205
                                    Phone: (913) 362-1090
                                    Fax:    (913) 362-1011

     If to Executive:               Scott F. Hartman
                                    5315 W. 103rd Place
                                    Overland Park, KS  66207
                                    Phone:  (913) 522-1336

Either party may change such party's address for notices by notice duly given pursuant hereto.

     11.  ATTORNEYS' FEES.  In the event judicial determination is necessary of
          ---------------
any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other relief granted by the court, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

     12.  TERMINATION OF PRIOR AGREEMENTS.  This Agreement terminates and
          -------------------------------
supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

     13.  ASSIGNMENT; SUCCESSORS.  This Agreement is personal in its nature and
          ----------------------
neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

     14.  GOVERNING LAW.  This Agreement and the legal relations thus created
          -------------
between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of New York.

     15.  ENTIRE AGREEMENT; HEADINGS.  This Agreement embodies the entire
          --------------------------
agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     16.  WAIVER; MODIFICATION.  Failure to insist upon strict compliance with
          --------------------
any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

     17.  SEVERABILITY.  In the event that a court of competent jurisdiction
          ------------
determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     18.  INDEMNIFICATION.  The Company shall indemnify and hold Executive
          ---------------
harmless to the maximum extent permitted by Maryland Law and the Bylaws of the Company.

     19.  COUNTERPARTS.  This Agreement may be executed in counterparts.
          ------------

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.


                                   NOVASTAR FINANCIAL, INC.,
                                   a Maryland corporation


                                 By
                                   --------------------------------



                                   --------------------------------
                                   SCOTT F. HARTMAN

                                   EXHIBIT A

                       BONUS INCENTIVE COMPENSATION PLAN

     The Bonus Incentive Compensation Plan shall be effective commencing with the first full fiscal year after the closing of a firm commitment underwritten initial public offering of the Common Stock resulting in aggregate gross proceeds to the Company of at least $20 million and at a price of at least $15 or such lessor amount of proceeds and/or lower price per share as may be approved by two-thirds of the Preferred Stock (a "Qualified IPO").

     The annual bonus pursuant to the Bonus Incentive Compensation Plan will be paid one-half in cash and one-half in shares of Common Stock of the Company, annually, following receipt of the audit for the related fiscal year. This program will award bonuses annually to those officers out of a total pool determined by shareholder return on equity ("ROE") as follows:

     ROE/(1)/ in Excess of Base Rate/(2)/ By:    Bonus as % of Average Net
     ----------------------------------------    -------------------------
                                                 Worth/(3)/ Outstanding
                                                 -------------------------

     zero or less                                0%

     greater than 0% but less than 6%            10% * (actual ROE - Base Rate)

     Greater than 6%                            (10% * 6%) + 15% * (Actual

                                                 ROE - (Base Rate + 6%))

     Of the amount so determined, one-half will be deemed contributed to the total pool in cash and the other half deemed contributed to the total pool in the form of shares of Common Stock, with the number of shares to be calculated based on the average price per share during the preceding year. The total pool may not exceed $1 million for fiscal years ending December 31, 1998 and December 31, 1999.
_______________________

/(1) /"ROE" is determined for the fiscal year by averaging the monthly ratios calculated each month by dividing the Company's monthly Net Income (adjusted to an annual rate) by its Average Net Worth for such month. For such calculations, the "Net Income" of the Company means the net income or net loss of the Company determined according to GAAP, but after deducting any dividends paid or payable on preferred stock issued after the Qualified IPO and before giving effect to the bonus incentive compensation or any valuation allowance adjustment to stockholders' equity. The definition "ROE" is used only for purposes of calculating the bonus incentive compensation payable pursuant to the Bonus Incentive Compensation Plan, and is not related to the actual distributions received by stockholders. The bonus payments will be made before any income distributions are made to stockholders.

/(2) /"Base Rate" is the average for each month of the Ten-Year U.S. Treasury
     Rate, plus 4%.

/(3) /"Average Net Worth" for any month means the arithmetic average of the sum of (i) the net proceeds from all offerings of equity securities by the Company since formation (but excluding any offerings of preferred stock subsequent to the Qualified IPO), after deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus (ii) the Company's retained earnings (without taking into account any losses incurred in prior fiscal years, after deducting any amounts reflecting taxable income to be distributed as dividends and without giving effect to any valuation allowance adjustment to stockholders' equity) computed by taking the daily average of such values during such period.

                                   EXHIBIT B

                      UNITS ACQUIRED WITH FORGIVABLE DEBT

     In the Company's private placement, Messrs. Hartman and Anderson will each acquire Units (in addition to the Units being offered to investors) at the price of $15 per Unit, in the following amounts:

                          Aggregate No. of Units Sold at Offering
                         -----------------------------------------

                         Minimum (1,000,000)   Maximum (3,333,333)
                         -------------------   -------------------

          Mr. Hartman            50,000                108,333
          Mr. Anderson           50,000                108,333

     The number of Units to be acquired by each founder using forgivable debt shall be equal to 50,000 Units plus 2.5% of the number of Units sold in excess of the minimum number of Units in the Offering.

     Payment for such Units will be made by delivering to the Company promissory notes, bearing interest at 8% per annum compounded annually and secured by the Units being acquired. Interest will accrue during the first year and will be added to principal due under the note. Thereafter, interest will be payable quarterly and upon forgiveness or at maturity of the notes, which is at the end of the fifth fiscal period (as defined below).

     The principal amount of the notes will be divided into three equal tranches. Payment of principal on each tranche will be forgiven by the Company, if the following incentive performance tests are achieved:

     .During the first five fiscal periods after issuance of the notes:


      - One tranche will be forgiven for each fiscal period as to which the Company generates a total return to investors purchasing Units in the Company's private placement equal to or greater than 15%.

      - At the end of each of the five fiscal periods, all remaining tranches will be forgiven if the Company has generated a total cumulative return to investors purchasing Units in the Company's private placement (from date of initial issuance of the notes) equal to or greater than 100%.

     .For purposes of calculating the returns to such investors:

      - The term "fiscal period" will refer to each of five periods, the first commencing with the last closing of the Company's private placement and ending on December

         31, 1997, and each succeeding fiscal period extending for twelve months and ending on each December 31.

     .The term "return" for each fiscal period will mean the sum of (on a per Unit basis) (a) all cash dividends paid during (or declared with respect
      to) such fiscal period per share of Preferred Stock (or per share of Common Stock following conversion of the Preferred Stock upon completion of a Qualified IPO), (b) any increase or decrease in the price per share of Preferred Stock (or resulting Common Stock) during such fiscal period, measured by using the price per Unit to investors in the Company's private placement as the starting price ($15.00), and using the average public trading price during the last 90 days of each succeeding fiscal period for such succeeding periods, and (c) any increase or decrease in the price per Warrant during such fiscal period, determined in the same manner as in
      (b). For purposes of the fiscal period 15% return test, the total return for a given period will be equal to the sum of (a), (b) and (c) during the period, and for purposes of the cumulative 100% return test, the amounts in (a), (b) and (c) will all be measured from the beginning of the first fiscal period. The amount of that "return" will then be measured as a percentage of the investors' investment in the Units (on a per Unit basis) without regard to timing of receipt of dividends or timing of increases in per share or per Warrant prices.

     .If one of the incentive tests is met, the amount of loan forgiveness for each tranche will be the principal amount of such tranche of the note. In addition, a loan will be made by the Company to Messrs. Hartman and Anderson in the amount of (i) personal tax liability resulting from the forgiveness of debt, and (ii) interest accrued during the first year on the forgiven tranches. The note will bear interest at a floating market rate, will be secured by that proportionate number of Units that had secured the forgiven tranche of the note and will mature upon the earlier of the sale of those Units (or the underlying securities) or the termination of the officer's employment with the Company.

     .At the election of the maker of each promissory note, the Company shall pay the premium on a term life insurance policy, the proceeds of which might assist such maker's estate or legal representative to cover the sums due under the promissory note, and the premium amount so advanced shall be added to the principal amount due the Company pursuant to the promissory note.